Exhibit 1.2
WESCO DISTRIBUTION, INC.
$150,000,000
7.5% Senior Subordinated Notes due 2017
PURCHASE AGREEMENT
September 22, 2005
Goldman, Sachs & Co.
Lehman Brothers Inc.
As representatives of the several Initial Purchasers
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019
Ladies and Gentlemen:
     WESCO Distribution, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $150,000,000 aggregate principal amount of its 7.5% Senior Subordinated Notes due 2017 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of September 27, 2005 (the “Indenture”), among the Company, WESCO International, Inc., a Delaware corporation (the “Guarantor”) and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”) and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee”). The Company and the Guarantor hereby confirm their agreement with Goldman, Sachs & Co. (“Goldman”), Lehman Brothers Inc. (“Lehman”), UBS Securities LLC , Banc of America Securities LLC and Credit Suisse First Boston LLC (with Goldman and Lehman, the “Initial Purchasers”) concerning the purchase of the Securities from the Company by the several Initial Purchasers.
     The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantor have prepared a preliminary Offering Circular dated September 19, 2005 (the “Preliminary Offering Circular”), and will prepare an Offering Circular dated the date hereof (the “Offering Circular”) setting forth and incoporating by reference information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Company and the Guarantor to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Circular and the Offering Circular shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company and the Guarantor hereby confirm that they have authorized the use of the

Preliminary Offering Circular and the Offering Circular in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.
     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) registering an issue of senior subordinated notes of the Company (the “Exchange Notes”) and a related guarantee (the “Exchange Guarantee”) which are identical in all material respects to the Notes and the Guarantee (except that the Exchange Notes and the Exchange Guarantee will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”).
     Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Offering Circular.
     1. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:
     (a) Each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, did not, and on the Closing Date the Offering Circular will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company and the Guarantor make no representation or warranty as to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or the Guarantor by or on behalf of any Initial Purchaser specifically for use therein (the “Initial Purchasers’ Information”).
     (b) The documents incorporated by reference in each of the Preliminary Offering Circular and the Offering Circular, when they became effective or were filed with the Commission, as the case may be, together, where applicable, with any amendments thereto, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Circular or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (c) Each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     (d) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities and the Guarantee to the Initial Purchasers and the offer, resale and delivery of the Securities and the Guarantee by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture and the Offering Circular, to register the Securities or the Guarantee under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (e) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and the Guarantor and their respective subsidiaries taken as a whole (a “Material Adverse Effect”), or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X and referred to herein as the “Significant Subsidiary”) of each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.
     (f) On the Closing Date, the Guarantor (on a consolidated basis) will have an as adjusted capitalization as of June 30, 2005 as set forth in the Offering Circular under the heading “Capitalization”. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Circular. All of the outstanding shares of capital stock of each Significant Subsidiary of the Company and the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or the Guarantor, free and clear of all liens, encumbrances, equities or claims (“Liens”). The Company is the only direct subsidiary of the Guarantor on the date hereof.
     (g) The Company and the Guarantor have all requisite corporate right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Securities (in the case of the Company only) and the Guarantee (in the case of the Gurantor only) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

     (h) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.
     (i) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).
     (j) The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     (k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).
     (l) The Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).
     (m) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the exchange offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.
     (n) The Guarantor has all requisite corporate power and authority to issue the Exchange Guarantee. The Exchange Guarantee has been duly and validly authorized by the Guarantor and if and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the exchange offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles
     (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Circular.
     (p) The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Guarantee and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Significant Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Significant Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their respective Significant Subsidiaries is subject, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or otherwise interfere with the consummation of the transactions consummated by the Transaction Documents; (ii) result in any violation of the provisions of the Certificate of Incorporation or By laws of the Company or the Guarantor; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective Significant Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities and the Guarantee or the consummation by the Company of the transactions contemplated by the Transaction Documents, except as may be required to be obtained or made under the Securities Act as provided in the Registration Rights Agreement and under applicable state or foreign securities laws and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantee by the Initial Purchasers.
     (q) PricewaterhouseCoopers LLP, who have audited the consolidated financial statements of the Company and its subsidiaries, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder. The historical financial statements (including the related notes) of the

Guarantor contained in the Offering Circular have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Circular under the headings “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 11, “Executive Compensation”, of the Guarantor’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 7, 2005 with the Commission are derived from the accounting records of the Company and the Guarantor and their respective subsidiaries and fairly present the information purported to be shown thereby.
     (r) The summary description of Carlton-Bates Company included in the Offering Circular under the headings “Summary—Recent Developments—Acquisition of Carlton-Bates” and “Our Plans to Acquire Carlton-Bates Company,” including the limited financial data included therein, is, to the knowledge of the Company and the Guarantor, accurate in all material respects, and nothing has come to the attention of the Company and the Guarantor that would cause them to believe that the audited annual financial statements for the fiscal year ended September 30, 2004 and the unaudited interim financial information for the period ended June 30, 2005 furnished to the Company by Carlton-Bates Company and provided to the Initial Purchasers do not fairly present the financial position and results of operations of Carlton-Bates Company for the periods presented.
     (s) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their respective Significant Subsidiaries is a party or of which any property of the Company, the Guarantor or any of their respective Significant Subsidiaries is the subject which would individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company or the Guarantor to perform their obligations under the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents or the Offering Circular and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (t) No action has been taken by the Company or the Guarantor or their respective subsidiaries and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or the Guarantee or suspends the sale of the Securities and the Guarantee in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or the Guarantor or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Securities and the Guarantee or the use of the Preliminary Offering Circular or the Offering Circular in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company, the Guarantor or any of their respective subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the Guarantee or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company and the Guarantor have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Circular and the Offering Circular.
     (u) None of the Company, the Guarantor or any of their respective Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) The Company, the Guarantor and each of their respective Significant Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Circular, except where the failure to possess any such license, certificate, authorization or permit or to make any such declaration or filing would not, individually or in the aggregate have a Material Adverse Effect. Neither the Company, the Guarantor nor any of their respective Significant Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.
     (w) The Company, the Guarantor and each of their respective Significant Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, other than those being contested in good faith with adequate reserves provided and no tax deficiency has been determined adversely to the Company, the Guarantor or any of their respective Significant Subsidiaries which has had (nor do the Company, the Guarantor or any of their respective Significant Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, the Guarantor or any of their respective Significant Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.
     (x) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the Guarantee and the application of the proceeds thereof as described in the Offering Circular, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (y) The Company, the Guarantor and each of their respective Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Guarantor and each of their respective Significant Subsidiaries and each of their respective businesses.
     (z) The Company, the Guarantor and each of their respective Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, subject to the terms of the Company’s accounts receivable securitization facility, in each case free and clear of all Liens except for any such Lien as is described in the Offering Circular or any such Lien as does not materially affect the value of such property and does not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantor and each of their respective Significant Subsidiaries; and any real property and buildings held under lease by the Company, the Guarantor and each of their respective Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such real property and buildings by the Company, the Guarantor and each of their respective Significant Subsidiaries.
     (aa) No labor disturbance by or dispute with the employees of the Company, the Guarantor or any of their respective Significant Subsidiaries that has resulted or could reasonably be expected to result in a Material Adverse Effect or, to the best knowledge of the Company, is contemplated or threatened.
     (bb) Except as specifically described in the Offering Circular, there are no costs or liabilities of the Company, the Guarantor or any of their respective Significant Subsidiaries associated with or arising from the application of any and all applicable foreign, federal, state and local laws, rules, ordinances, directives and regulations relating to the protection of human health and safety, the protection or restoration of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure or monitoring of currently or formerly owned or operated properties or compliance with any Environmental Laws or any permits, licenses or other approvals required of the Company, the Guarantor or any of their respective Significant Subsidiaries under Environmental Laws to conduct their respective businesses, any related constraints on operating activities and any actual or potential liabilities, costs or obligations to third parties, including governmental authorities) which would, singularly or in the aggregate, have a Material Adverse Effect.
     (cc) On and immediately after the Closing Date, each of the Company and the Guarantor (after giving effect to the issuance of the Securities and Guarantee and to the other transactions related thereto as described in the Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Company and the Guarantor is not less than the total amount required to pay the probable liabilities on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Company and the Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities and Guarantee as contemplated by this Agreement and the Offering Circular, neither the Company nor the Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) neither the Company nor the Guarantor is engaged in any business or transaction, and neither of them is about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which each of the Company and the Guarantor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     (dd) None of the Company, Holdings or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 5127.075, Florida Statutes.
     (ee) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) Since the date of the latest audited financial statements included in the Offering Circular, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.
     (gg) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (hh) Neither the Company, the Guarantor nor any of their respective Significant Subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the date as of which information is given in the Offering Circular, there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries or consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Guarantor and their respective subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular.
     (ii) None of the Company, the Guarantor or any of their respective subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities and the Guarantee will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
     (jj) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     (kk) None of the Company, the Guarantor, any of their respective affiliates or any person acting on their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.
     (ll) None of the Company, the Guarantor or any of their respective affiliates has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities and the Guarantee in a manner that would require registration of the Securities and the Guarantee under the Securities Act or (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (mm) Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action (A) designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of such securities or (B) prohibited by Regulation M under the Exchange Act.
     (nn) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Circular or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 98% of the principal amount thereof, plus accrued interest from September 27 2005 to the Closing Date. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.
     (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Circular. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is a Qualified Institutional Buyer (as defined below), (ii) it is purchasing the

Securities pursuant to a private sale exempt from registration under the Securities Act, (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iv) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers (“Qualified Institutional Buyers”), as defined in Rule 144A under the Securities Act (“Rule 144A”), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) ouside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”).
     (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
     (ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.
     (iii) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S.
     (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the

Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.
     Terms used in this Section 2(c) have the meanings given to them by Regulation S.
     (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Circular (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.
     (f) The Company and the Guarantor acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.
     3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on September 27, 2005, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

     (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as Goldman on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make global certificates evidencing the Securities available for inspection by Goldman on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.
     4. Further Agreements of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, agrees with each of the several Initial Purchasers:
     (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Circular untrue or which requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular, of any suspension of the qualification of the Securities or the Guarantee for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;
     (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Offering Circular (and any amendments or supplements thereto) as may be reasonably requested;
     (c) prior to making any amendment or supplement to the Offering Circular, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;
     (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Circular in order that the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Circular, as so amended or supplemented, will comply with applicable law;
     (e) for so long as the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company and the Guarantor are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);
     (f) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities and the Guarantee for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities and the Guarantee; and to arrange for the determination of the eligibility for investment of the Securities and the Guarantee under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided, that, none of the Company, the Guarantor or any of their respective subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or to take any action which would subject it to taxation in any jurisdiction where it is not then so subject;
     (g) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”);
     (h) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities and the Guarantee in a manner which would require registration of the Securities or the Guarantee under the Securities Act;
     (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Circular;

     (j) for a period of 60 days from the date of the Offering Circular, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company, the Guarantor or any of their respective subsidiaries (other than the Securities or the Exchange Securities) without the prior written consent of Goldman and Lehman;
     (k) in connection with the offering of the Securities and the Guarantee, until Goldman and Lehman on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;
     (l) during the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;
     (m) to ensure that each of the Securities bears, to the extent applicable, the legend contained in the Offering Circular under the caption “Notice to Investors” for the time period and upon the other terms stated therein, except after the Securities are resold pursuant to a registration statement effective under the Securities Act; and
     (n) to apply the net proceeds from the sale of the Securities and the Guarantee as set forth in the Offering Circular under the heading “Use of Proceeds”.
     5. Conditions of Initial Purchasers’ Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each of the Company and the Guarantor contained herein, to the accuracy of the statements of each of the Company and the Guarantor and their respective officers made in any certificates delivered pursuant hereto, to the performance by each of the Company and the Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Offering Circular (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.
     (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Circular, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantor shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
     (d) Kirkpatrick & Lockhart Nicholson Graham LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.
     (e) The Initial Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.
     (f) The Company and the Guarantor shall have furnished to the Initial Purchasers a letter (the “PwC Comfort Letter”) of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.
     (g) The Company and the Guarantor shall have furnished to the Initial Purchasers a letter (the “PwC Bring-Down Comfort Letter”) of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are an independent registered public accounting firm as required by the Securities Act and the rules and regulatons of the Commission thereunder, (ii) stating, as of the date of the PwC Bring-Down Comfort Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Circular, as of a date not more than three business days prior to the date of the PwC Bring-Down Comfort Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the PwC Comfort Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the PwC Comfort Letter.
     (h) Each of the Company and the Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Circular, (B) in their opinion, the Offering Circular, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular so that the Offering Circular (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) as of the Closing Date, the representations and warranties of each of the Company and the Guarantor in this Agreement are true and correct in all material respects, each of the Company and the Guarantor has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and (D) subsequent to the date of the most recent financial statements contained in the Offering Circular, there has been no material adverse change in the financial position or results of operation of the Company, the Guarantor or any of their respective subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole.
     (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantor.
     (j) The Indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.
     (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.
     (l) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Circular, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.
     (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.
     (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Circular (exclusive of any amendment or supplement thereto), unless otherwise described or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular (exclusive of any amendment or supplement thereto).

     (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.
     (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company’s or the Guarantor’s other debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company’s or the Guarantor’s other debt securities or preferred stock.
     (q) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company or the Guarantor on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of Goldman and Lehman, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Circular (exclusive of any amendment or supplement thereto).
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.
     7. Defaulting Initial Purchasers. (a) If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder on the Closing Date, the non-defaulting Initial Purchasers may in their discretion arrange for them or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-

six hours after such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that the non-defaulting Initial Purchasers have so arranged for the purchase of such Securities, or the Company notifies the non-defaulting Initial Purchasers that they have so arranged for the purchase of such Securities, the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular or in any other documents or arrangements, and the Company and the Guarantor agree to promptly prepare any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchsers by the non-defaulting Initial Purchaser and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Closing Date, then the Company and the Guarantor shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities which such Initial Purchaser agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the aggregate principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all of the Securities to be purchased at the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantor, except for the expenses to be borne by the Company and the Guarantor and the Initial Purchasers as provided in Section 12 hereof and the indemnity and contribution agreements in Section 9 and Section 10 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.
     8. Reimbursement of Initial Purchasers’ Expenses. If this Agreement shall have been terminated pursuant to Section 7 or as a result of the occurrence of any event described in Sections 5(m) or 5(q), the Company and the Guarantor shall not be under any liability to pay the expenses of the Initial Purchasers, except as provided in Sections 9, 10 and 12.

     9. Indemnification. (a) Each of the Company and the Guarantor will jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto or in any information provided by the Company or the Guarantor pursuant to Section 4(e), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use therein.
     (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each of the Company, the Guarantor, their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls either the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Lehman or Goldman expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     10. Contribution. If the indemnification provided for in Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 10 to contribute are several in proportion to their respective purchase obligations and not joint.
     The obligations of the Company and the Guarantor under Section 9 and Section 10 shall be in addition to any liability which the Company and the Guarantor may otherwise have; and the obligations of the Initial Purchasers under Section 9 and Section 10 shall be in addition to any liability which the respective Initial Purchasers may otherwise have.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except (i) as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantor and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities and (ii) that any and all obligations of, and services to be provided by, Goldman and Lehman hereunder may be performed, and any and all rights of Goldman and Lehman hereunder may be exercised, by or through its affiliates. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     12. Expenses. The Company and the Guarantor jointly and severally agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantee and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, stock exchange taxes, value added taxes, withholding taxes or similar duties or taxes, if any, payable upon authorization, issuance, sale or delivery of the Securities; (e) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (f) the fees and expenses of qualifying the Securities and the Guarantee under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities and the Guarantee; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer through DTC, Euroclear and Clearstream and any listing of the Securities on any securities exchange; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.
     13. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Initial Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
     The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     14. Research Independence. In addition, the Company and the Guarantor acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Guarantor and/or the offering that differ from the views of its investment bankers. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantor by such Initial Purchasers’ investment banking divisions. The Company and the Guarantor acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
     15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.
     16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department (telecopier no.: 212-902-3000) and Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019 (telecopier no.: 646-497-4815); or
     (b) if to the Company and the Guarantor, shall be delivered or sent by mail or telecopy transmission to the address of the Company and the Guarantor set forth in the Offering Circular, Attention: Mr. Stephen A. Van Oss (telecopier no.: (412) 454-2477 );
provided, that, any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth in its purchasers’ questionnaire, or telex constituting such questionnaire included in the agreement among the initial purchasers, which address will be supplied to the Company by the Initial Purchaser upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Goldman and Lehman.
     17. Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.
     18. Initial Purchasers’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers’ Information consists solely of the statements concerning the Initial Purchasers contained in the last sentence of the second paragraph and the sixth, seventh and eighth paragraphs under the heading “Underwriting” in the Preliminary Offering Circular and the Offering Circular.
     19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     20. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and the several Initial Purchasers in accordance with its terms.

Very truly yours,

WESCO DISTRIBUTION, INC.

			By:	/s/ Stephen A. Van Oss

				Name:	Stephen A. Van Oss
				Title:	Sr. VP, CFO & CAO

WESCO INTERNATIONAL, INC.

			By:	/s/ Roy W. Haley

				Name:	Roy W. Haley
				Title:	CEO
Accepted:

Goldman, Sachs & Co.
Lehman Brothers Inc.
As representatives of the several Initial Purchasers

By:	GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

By:	LEHMAN BROTHERS INC.

By	/s/ Stephen Mehos

	Name:	Stephen Mehos
	Title:	Managing Director

EXECUTION COPY
SCHEDULE 1

Principal Amount of
Initial Purchasers	Securities
Goldman, Sachs & Co.	$56,250,000
Lehman Brothers Inc.	$56,250,000
UBS Securities LLC	$15,000,000
Credit Suisse First Boston LLC	$11,250,000
Banc of America Securities LLC	$11,250,000

Total	$150,000,000